Datasheet: Fourth Quarter 2013

March 17 2014

Company Overview

DTS, Inc. (Nasdaq:DTSI) is a premier audio solutions provider for high-definition entertainment experiences—anytime, anywhere, on any device. DTS exists to make the world sound better. DTS' audio solutions are designed to enable recording, delivery and playback of simple, personalized, and immersive high-definition audio, and are incorporated by hundreds of licensee customers around the world into an array of consumer electronics devices. From a renowned legacy as a pioneer in high definition multi-channel audio, DTS became a mandatory audio format in the Blu-ray Disc™ standard and is now increasingly deployed in enabling digital delivery of compelling movies, music, games and other forms of digital entertainment to a growing array of network-connected consumer devices. DTS technology is in televisions, personal computers, smartphones, tablets, digital media players, video game consoles, Blu-ray Disc players, audio/video receivers, soundbars, DVD based products, automotive audio systems, set-top-boxes, and home theater systems. Founded in 1993, DTS' corporate headquarters are located in Calabasas, California. DTS also has offices in Los Gatos and Santa Ana, California, Washington, China, France, Hong Kong, Ireland, Japan, Singapore, South Korea, Taiwan and the United Kingdom.

Fundamentals (as of March 14, 2014)

Stock Symbol (NASDAQ): DTSI

Price: $20.99

52-Wk Range: $15.35 to $24.65

Market Capitalization: $366M

Q4 2013 Revenue by Market


Other
Home AV
Blu-ray
Network-connected
Automotive

Industry Growth Projections


2013
2017

Key Financial Metrics

	FY 2013 GAAP	FY 2013 Non-GAAP*	FY 2012 GAAP	FY 2012 Non-GAAP*
Revenue	$125.1M		$100.6M	
Gross Margins	92%	99%	96%	100%
Operating Margin	6%	23%	(8%)	24%
Tax Rate	(121%)	30%	(93%)	40%
Earnings (Loss) Per Share	$0.86	$1.07	$(0.91)	$0.24
Cash Flow from Operations	$21.4M		$14.8M	
Stock-Based Compensation	$11.7M		$11.3M	
Amortization of Intangible Assets	$9.8M		$4.8M	
Acquisition costs	$1.6M		$15.7M	
Change in Fair Value of Contingent Consideration/ Impairment of Intangible Assets	$3.2M		—	
Tax Restructuring Costs	$0.8M		—	
Capital Expenditures	$2.8M		$4.2M	
Weighted Shares Outstanding	18,334	18,334	17,446	17,790

	Q4 2013 GAAP	Q4 2013 Non-GAAP*	Q4 2012 GAAP	Q4 2012 Non-GAAP*
Revenue	$37.1		$29.8M	
Gross Margins	93%	99%	94%	100%
Operating Margins	18%	32%	(7%)	26%
Tax Rate	(170%)	30%	96%	40%
Earnings (Loss) Per Share	$0.96	$0.46	$(0.01)	$0.31
Cash Flow from Operations	$6.4M		$(2.5M)	
Stock-Based Compensation	$3.0M		$3.0M	
Amortization of Intangible Assets	$2.4M		$2.0M	
Acquisition Costs	—		$4.8	
Change in Fair Value of Contingent Consideration/ Impairment of Intangible Assets	$0.7M		—	
Tax Restructuring Costs	$0.8M		—	
Weighted Shares Outstanding	17,969	17,969	18,467	18,697

2014 Revenue Outlook Assumptions

- > 50% of revenue to come from Network-connected Markets (TV, Smartphone/Tablet, DMP, PC)
- ~20% of revenue to come from Blu-ray
- ~10% of revenue to come from Automotive
- <15% of revenue to come from Home AV

2014 Outlook GAAP and Non-GAAP

FY 2014 Outlook	GAAP Low-End	GAAP High-End	Non-GAAP * Low-End	Non-GAAP * High-End
Revenue	$132M	$138M	$132M	$138M
Operating Margins	7%	10%	23%	28%
Net Income	$0.38	$0.48	$1.20	$1.40

*Excludes stock-based compensation costs, amortization of intangible assets and acquisition costs, change in fair value of contingent consideration, impairment of intangibles and tax restructuring costs, as applicable. Also excludes the related tax effects for earnings per share. The Company's 2013 tax rates were subject to significant volatility while management worked to address a three year cumulative tax loss situation in the U.S. For Non-GAAP purposes, the Company is utilizing a normalized rate of 30% and 40% in 2013 and 2012, respectively.

Datasheet: Fourth Quarter 2013

March.17.2014

DTS Management Team

- Jon Kirchner, Chairman & Chief Executive Officer
- Mel Flanigan, EVP & Chief Financial Officer
- Brian Towne, EVP & Chief Operating Officer
- Fred Kitson, EVP & Chief Technology Officer
- Kevin Doohan, EVP & Chief Marketing Officer
- Blake Welcher, EVP & General Counsel
- Kris Graves, EVP Human Resources
- Patrick Watson, EVP Corporate Strategy & Development
- Geir Skadden, SVP, Digital Content & Media

We Exist To Make The World Sound Better



Licensing Model

- Semiconductor manufacturers embed technology
- CE manufacturers pay royalty to use DTS technology and marks upon manufacture
- Inclusion in key industry standards:
  - Mandatory: Blu-ray
  - Optional: Digital Video Broadcast (DVB)
  - Optional: Digital Living Network Alliance
  - Optional: Digital Entertainment Content Ecosystem
  - Optional: Open IPTV Forum (OIPF)

Recent Developments

- Headphone:X™ experience unveiled by premium Chinese smartphone brand: vivo. Continues to generate excitement across the ecosystem, including artists, labels, studios and hardware OEMs.
- Play-Fi, DTS' groundbreaking whole-home wireless audio solutions platform, which supports Android, iOS and Windows PC, is generating significant buzz in the industry.
- DTS-HD Master Audio 7.1 delivers unsurpassed surround sound experience on PlayStation®4.
- DTS to equip new smartphone from leading Indian mobile brand, Karbonn, with impressive sound quality.
- DTS-HD Decoder available on Cadence Tensilica HiFi DSP cores.

DTS Premium Global Brand

- Over 400 product manufacturers and integrated circuit licensees to date
- More than 2.5 billion products shipped with DTS technologies to date
- Fully "lossless" audio for the most demanding applications
- A constant catalyst for higher fidelity entertainment experiences
- Rapidly expanding, industry first innovative technologies
- Delivering complete solutions for a connected world
- Best-in-class end-to-end audio solutions
  - Global customer service and support
  - Deep network of industry relationships—DTS is a trusted partner

Trends Driving Digital Media & Connected Devices

- Consumers expect simplicity, function and low cost.
- Sound Matters. Consumers and manufacturers alike are increasingly recognizing that sound quality is a critical product differentiator for on-the-go entertainment. A recent study conducted by Neuro-Insight showed an overall increase in enjoyment of 42% across all video resolutions when DTS Headphone:X audio was added. In contrast, changes in the quality of video resolution with standard audio had little to no impact.
- Consumers are increasingly looking for transportability of their entertainment. Content must now be capable of being played anywhere, any time, on any device. As such, devices must be able to play content that originated from any source and in any format.

Investor Relations Contacts

Geri Weinfeld | DTS | 818.436.1231 | investor@dts.com | www.dts.com

John Christiansen | Sard Verbinnen & Co. | 415.618.8750 | jchristiansen@sardverb.com

This datasheet contains statements that are forward-looking in nature, including all statements regarding DTS's fiscal 2014 outlook and performance (which are as of March 17, 2014), and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. Certain of these and other risks are set forth in more detail in DTS' public filings with the Securities and Exchange Commission, including DTS' Form 10-K and 10-Q, available at www.sec.gov. DTS does not assume any responsibility to update or revise any such forward-looking statements should circumstances change.